CANIVATE

ADDENDUM TO AGREEMENT BETWEEN OWNER AND CONSULTANT

This Addendum to Agreement Between Owner and Consultant (the "**Agreement**") is made and entered into on the 21st day of January in the year 2019 by and between:

the Owner:

Canivate Growing Systems Ltd.
#500-1112 West Pender Street
Vancouver, BC, Canada
V6E 2S1

and the Consultant:

FabriTec Structures, LLC
1011 Regal Row
Dallas, TX 75247
USA

for the following Project:

Canivate Perris
2400 Goetz Road
Perris, CA
USA

Project: CG-18-CA001
Contract: CG-18-CA201-CI201
Addendum #1

1. This Agreement amends and modifies that certain Agreement Between Owner and Consultant without a Predefined Scope of Consultant's Services ("Agreement") dated 30th November 2018, made and entered into by the parties hereto as follows:
   1.1. Fabritec to proceed with the next phase of work, the Pre-approved Engineering at
   1.2. Scope of work generally as per 2019 January 16 email (attached).
   1.3. Cost of this change: USD$310,000.
   1.4. Estimated billing schedule:

January 31st	$124,000
February 28th	$112,730
March 29th	$ 73,270

   1.5. Payments would be due on or before the last day of the following month

2. All other provisions of the original Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement, which shall be deemed to be amended appropriately in order to be consistent with this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

OWNER *(Signature)*

Ingo Mueller, Chief Executive Officer
(Printed name and title)

CONSULTANT *(Signature)*

GARRY L. BECKER, PRESIDENT
(Printed name and title)

robert.freimanis@canivate.com

From: Garry Becker <gbecker@fabritecllc.com>
Sent: Wednesday, January 16, 2019 2:42 PM
To: robert.freimanis@canivate.com
Cc: Claude Centner; Lydia Villasenor; 'Troy McClellan'; Steve Neidig
Subject: RE: HydroHouse Perris1 - POC Budget & Schedule

Dear Robert,

Here is the brief outline for the two engineering scopes you requested.

Pre-Approval Engineering - $310,000

- ✓ Participation in the Weekly Design Team call hosted by Westar
- ✓ Final Modeling, Computer Analysis & Final Reaction Loads for Foundation Designs, & Connections to Headhouse, designs by Wright Engineers
- ✓ Anchor Bolt Design & Layout
- ✓ Design & Engineering for all Greenhouse Roof and Wall Structure, except Northwall (ie. Headhouse), including Structural Steel, Structural Cables, ETFE, ETFE Support Cables & Aluminum Clamping Systems required for the design
- ✓ Interface Coordination at all scope breaks
- ✓ Project Management during this Phase of the Project
- ✓ Limited assistance & coordination of any MEP requirements to our structure with the Design Team
- ✓ Final Design Set of Construction Drawings for Greenhouse Structure submitted for Approval
- ✓ Incorporate any Client Approval comments
- ✓ 3D Model in AutoCad format
- ✓ Following Client Approval Stamped Design Set of Construction Drawings and Calcs. with California SE stamp
- ✓ Final GMP Pricing & Proposal

Post-Approval Engineering - $230,000

- ✓ Design & Engineering support for building department approval
- ✓ Shop Drawings of all Structural Steel we supply
- ✓ Shop Drawings for all Structural Cables we supply
- ✓ Patterning and Detailing of all ETFE Panels
- ✓ Shop Drawings for all ETFE Support Cables
- ✓ Shop Drawing for All Aluminum Clamping System & Related Components
- ✓ Project Management during this Phase of the Project

I presume this is what you were looking for? Please let me know if you have any further questions or require additional information.

Regards,
Garry Becker
President
FabriTec Structures, LLC
972.354.6516, direct
214.317.9972, cell
214.920.9582, fax
877.887.4233, toll free

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